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                                                                    EXHIBIT 23.1

                  [LETTERHEAD OF KENNETH LEVENTHAL & COMPANY]

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus pertaining to the Santa Anita Realty, Inc. 1995 Share Award Plan and the Santa Anita Operating Company 1995 Share Award Plan of our report dated February 10, 1995 accompanying the financial statements and schedules of:

. Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company and Subsidiaries Combined; and
.  Santa Anita Realty Enterprises, Inc.; and
.  Santa Anita Operating Company

included or incorporated by reference in the above-listed entities' Annual Report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission.



                                             /s/ KENNETH LEVENTHAL & COMPANY

                                                 KENNETH LEVENTHAL & COMPANY



Newport Beach, California
April 27, 1995